The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-200321

SUBJECT TO COMPLETION, DATED APRIL 4, 2016

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 18, 2014)

State Street Corporation

Depositary Shares Each Representing a 1/4,000th Ownership Interest in a Share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G

State Street Corporation is offering depositary shares, each representing a 1/4,000th ownership interest in a share of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share, with a liquidation preference of $100,000 per share (equivalent to $25 per depositary share) (the “Series G Preferred Stock”). The underwriters have an option to purchase up to a maximum amount of                 additional depositary shares solely to cover over-allotments, if any. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement. As a holder of depositary shares, you will be entitled to all proportional rights, preferences and other provisions of the Series G Preferred Stock (including those related to dividends, voting, redemption and liquidation). You must exercise such rights through the depositary.

Dividends on the Series G Preferred Stock, when, as and if declared by our board of directors or any duly authorized committee of the board, will be payable on the liquidation preference amount, on a non-cumulative basis, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on June 15, 2016. From the date of issuance to, but excluding, March 15, 2026, dividends will be calculated at an annual rate of     %, and from, and including, March 15, 2026, dividends will be calculated at an annual rate equal to three-month LIBOR plus     %. If our board of directors or any duly authorized committee of the board has not declared a dividend on the Series G Preferred Stock before the dividend payment date for any dividend period, such dividend shall not be cumulative and shall not be payable for such dividend period, and we will have no obligation to pay dividends for such dividend period, whether or not dividends on the Series G Preferred Stock are declared for any future dividend period.

The Series G Preferred Stock may be redeemed at our option, in whole or in part, on March 15, 2026, or any dividend payment date thereafter, at a redemption price equal to $100,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series G Preferred Stock may be redeemed at our option, in whole, but not in part, prior to March 15, 2026, upon the occurrence of a “regulatory capital treatment event,” as described herein, at a redemption price equal to $100,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series G Preferred Stock will not have any voting rights, except as set forth under “Description of Series G Preferred Stock—Voting Rights” on page S-27.

We intend to apply to list the depositary shares on The New York Stock Exchange (“NYSE”) under the symbol “STT PrG.” If the application is approved, we expect trading of the depositary shares on the NYSE to begin within the 30-day period after the initial delivery of the depositary shares.

The depositary shares are equity securities and not bank deposits, and are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-13.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, the FDIC or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions (1)(2)	Proceeds to Us (Before Expenses)(2)
Per depositary share(1)	$	$	$

Total	$	$	$

(1)	Reflects depositary shares sold to institutional investors, for which the underwriters received an underwriting discount of $ per share, and depositary shares sold to retail investors, for which the underwriters received an underwriting discount of $ per share.

(2)	Assumes no exercise of the underwriters’ option to purchase additional depositary shares described above.

The underwriters are offering the depositary shares as set forth under “Underwriting.” Delivery of the depositary shares in book-entry form through The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), is expected to be made on or about                 , 2016.

Joint Book-Running Managers

Morgan Stanley	BofA Merrill Lynch	UBS Investment Bank	Wells Fargo Securities

The date of this prospectus supplement is April     , 2016.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” on page S-45.

In this prospectus supplement, “State Street,” “we,” “our,” “ours” and “us” refer to State Street Corporation, which is a financial holding company headquartered in Boston, Massachusetts, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “State Street Bank” mean State Street Bank and Trust Company, State Street Corporation’s principal banking subsidiary. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

We are responsible only for the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or information contained in a free writing prospectus that we authorize to be delivered to you. This prospectus supplement and the accompanying prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give you information other than that contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference into this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. We do not, and the underwriters do not, take responsibility for any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain statements that are considered “forward-looking statements” within the meaning of U.S. securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, financial portfolio performance, dividend and stock purchase programs, expected outcomes of legal proceedings, market growth, acquisitions, joint ventures and divestitures and new technologies, services and opportunities, as well as regarding industry, regulatory, economic and market trends, initiatives and developments, the business environment and other matters that do not relate strictly to historical facts. Terminology such as “plan,” “expect,” “intend,” “objective,” “forecast,” “outlook,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms, are intended to identify forward-looking statements, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, regulatory environment and the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based cannot be foreseen with certainty and include, but are not limited to:

•

the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions;

•

increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets;

•	the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients;

•

the level and volatility of interest rates, the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;

•

the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income;

•

our ability to attract deposits and other low-cost, short-term funding, our ability to manage levels of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile;

•

the manner and timing with which the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and other U.S. and foreign regulators implement changes to the regulatory framework applicable to our operations, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the final rule implementing the Basel III framework in the United States (the “Basel III Final Rule”) and European legislation

(such as the Alternative Investment Fund Managers Directive, Undertakings for Collective Investment in Transferable Securities Directives and Markets in Financial Instruments Directive II); among other consequences, these regulatory changes impact the levels and types of regulatory capital we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, and restrictions on banking and financial activities. In addition, our regulatory posture and related expenses have been and will continue to be affected by changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning and compliance programs, and changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations;

•

adverse changes in the regulatory ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III Final Rule, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period;

•

increasing requirements to obtain the prior approval of the Federal Reserve or our other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or programs, including acquisitions, dividends and stock purchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital initiatives may be restricted;

•

changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs;

•	financial market disruptions or economic recession, whether in the U.S., Europe, Asia or other regions;

•

our ability to develop and execute State Street Beacon, our multi-year program to create cost efficiencies through changes to our operations and to further digitize our service delivery to our clients, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost-effectiveness of our systems and processes or provide an insufficient return on our associated investment;

•	the satisfaction of conditions precedent to, and the consummation of, our acquisition of GE Asset Management, including the timing thereof;

•	our ability to promote a strong culture of risk management, operating controls, compliance oversight and governance that meet our expectations and those of our clients and our regulators;

•

the results of our review of the manner in which we invoiced certain client expenses, including the amount of expenses determined to be reimbursable, as well as potential consequences of such review including with respect to our client relationships and potential investigations by regulators;

•	the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or proceedings;

•	the potential for losses arising from our investments in sponsored investment funds;

•

the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools;

•	our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products;

•	the credit agency ratings of our debt and depository obligations and investor and client perceptions of our financial strength;

•	adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm;

•

our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented;

•

our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems and their effective operation both independently and with external systems, and complexities and costs of protecting the security of our systems and data;

•

our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations;

•

changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty;

•	changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose;

•

our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions;

•

the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators;

•

our ability to recognize emerging needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk;

•	changes in accounting standards and practices; and

•	changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed in this section and elsewhere in this prospectus supplement, the accompanying prospectus and documents incorporated herein by reference, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2015. Forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference should not be relied on as representing our expectations or beliefs as of any date subsequent to the date of this prospectus supplement or, as applicable, the date of such document incorporated by reference. Unless specifically required by law, we undertake no obligation to revise our forward-looking statements after the time they are made. The factors discussed above are not intended to be a complete statement of all risks and uncertainties that may affect our businesses. We cannot anticipate all developments that may adversely affect our business or operations or our consolidated results of operations, financial condition or cash flows.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis on which investors evaluate State Street or an investment in the depositary shares. Any investor in the depositary shares should consider all risks and uncertainties disclosed in this prospectus supplement, the accompanying prospectus or in documents incorporated herein by reference.

SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the depositary shares. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information” on page S-45. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus or information incorporated by reference herein, you should rely on the information in this prospectus supplement.

State Street Corporation

State Street Corporation is a financial holding company organized in 1969 under the laws of the Commonwealth of Massachusetts. Through our subsidiaries, including our principal banking subsidiary, State Street Bank and Trust Company, referred to as State Street Bank, we provide a broad range of financial products and services to institutional investors worldwide, with $27.51 trillion of assets under custody and administration and $2.25 trillion of assets under management as of December 31, 2015. As of December 31, 2015, we had consolidated total assets of $245.19 billion, consolidated total deposits of $191.63 billion, consolidated total shareholders’ equity of $21.10 billion and 32,356 employees. We operate in more than 100 geographic markets worldwide, including in the U.S., Canada, Europe, the Middle East and Asia.

Our clients include mutual funds, collective investment funds and other investment pools, corporate and public retirement plans, insurance companies, foundations, endowments and investment managers. We have two lines of business: investment servicing and investment management.

Our common stock is listed on the NYSE under the ticker symbol “STT” and we intend to apply to list the depositary shares offered hereby on the NYSE under the symbol “STT PrG.” Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111, and our telephone number is (617) 786-3000.

Risk Factors

An investment in the depositary shares involves certain risks. You should carefully consider the risks described in the “Risk Factors” section beginning on page S-13 of this prospectus supplement, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the notes thereto, before making an investment decision.

The Offering

Issuer	State Street Corporation

Securities Offered	depositary shares, each representing a 1/4,000th ownership interest in a share of Series G Preferred Stock. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series G Preferred Stock represented by such depositary share, to all the rights, preferences and provisions of the Series G Preferred Stock represented thereby (including those related to dividends, voting, redemption and liquidation).

We may from time to time elect to issue additional shares of Series G Preferred Stock and depositary shares representing shares of the Series G Preferred Stock. All additional shares of Series G Preferred Stock and depositary shares representing shares of the Series G Preferred Stock would be deemed to form a single series with the Series G Preferred Stock and depositary shares offered by this prospectus supplement.

Option to Purchase Additional Depositary Shares	The underwriters have an option to purchase up to a maximum of additional depositary shares solely to cover over-allotments, if any. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Ranking	Shares of the Series G Preferred Stock will rank, with respect to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution and winding up of the affairs of State Street:

•	senior to our common stock and any other series of our junior stock that may be issued in the future;

•

equally with our outstanding Non-Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”), liquidation preference $100,000 per share, our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D (the “Series D Preferred Stock”), liquidation preference $100,000 per share, our Non-Cumulative Perpetual Preferred Stock, Series E (the “Series E Preferred Stock”), liquidation preference $100,000 per share, and our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F (the “Series F Preferred Stock”), liquidation preference $100,000 per share; and

•

equally with each other series of our preferred stock that by its terms is expressly stated to be on parity with the Series G Preferred Stock, and junior to any preferred stock that by its terms is expressly stated to be senior to the Series G Preferred Stock.

See “Description of Series G Preferred Stock.” We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (i.e., after taking account of all indebtedness and other non-equity claims).

As of the date of this prospectus supplement there were outstanding: 5,000 shares of our Series C Preferred Stock, with an aggregate liquidation preference of $500,000,000; 7,500 shares of our Series D Preferred Stock, with an aggregate liquidation preference of $750,000,000; 7,500 shares of our Series E Preferred Stock, with an aggregate liquidation preference of $750,000,000; and 7,500 shares of our Series F Preferred Stock, with an aggregate liquidation preference of $750,000,000.

Dividends	Dividends on the Series G Preferred Stock, when, as and if declared by our board of directors or any duly authorized committee of the board, will be payable on the liquidation preference amount, on a non-cumulative basis, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on June 15, 2016. From the date of issuance to, but excluding, March 15, 2026, dividends will be calculated at an annual rate of %, and from, and including, March 15, 2026, dividends will be calculated at an annual rate equal to three-month LIBOR plus %. Any dividends paid will be distributed to holders of depositary shares in the manner described under “Description of Depositary Shares—Dividends and Other Distributions” below.

A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on and include the original issuance date of the Series G Preferred Stock and will end on and exclude the dividend payment date on June 15, 2016.

If our board of directors or a duly authorized committee of the board has not declared a dividend on the Series G Preferred Stock before the dividend payment date for any dividend period, such dividend shall not be cumulative and shall not be payable for such dividend period, and we will have no obligation to pay, and the holders of Series G Preferred Stock shall have no right to receive, dividends for such dividend period, whether or not dividends on the Series G Preferred Stock, junior stock (as defined in “Description of Series G Preferred Stock—Dividends”) or any other class or shares of authorized preferred stock are declared for any future dividend period.

So long as any share of Series G Preferred Stock remains outstanding,

(1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than a dividend payable solely in junior stock or any dividend or distribution of capital stock or rights to acquire capital stock of State Street in connection with a shareholders’ rights plan or any redemption or repurchase of capital stock or rights to acquire capital stock under any such plan); and

(2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (a) as a result of a reclassification of junior stock for or into other junior stock, (b) the exchange or conversion of one share of junior stock for or into another share of junior stock, (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (d) purchases, redemptions or other acquisitions of shares of junior stock pursuant to any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (e) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to or during the most recent preceding dividend period for which the full dividends for the then most recently completed dividend period on all outstanding shares of Series G Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside, including under a contractually binding stock repurchase plan, or (f) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us;

unless, in each case, the dividends for the then most recently completed dividend period on all outstanding shares of Series G Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment in full thereof has been set aside.

When dividends are not paid in full upon the shares of Series G Preferred Stock and any class or series of parity stock as defined under “Description of Series G Preferred Stock,” all dividends declared upon shares of Series G Preferred Stock and any such parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio as the ratio between the then-current dividends due on the shares of the Series G Preferred Stock and (i) in the case of any series of parity stock that is non-cumulative preferred stock, the aggregate of the current and unpaid dividends due on such series of preferred stock, and (ii) in the case of any series of parity stock that is cumulative preferred stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

Subject to the foregoing, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or any duly authorized committee of the board, may be declared and paid on our common stock and any other securities ranking equally with or junior to the Series G Preferred Stock from time to time only out of any assets legally available for such payment, and the holders of the Series G Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Series G Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

Dividend Payment Dates	The 15th day of March, June, September and December of each year, commencing on June 15, 2016. If any date on or prior to March 15, 2026, on which dividends would otherwise be payable is not a business day, then payment of any dividend otherwise payable on such date will be made on the next succeeding business day, without interest or other payment in respect of such delay. If any date after March 15, 2026, on which dividends would otherwise be payable is not a business day, then payment of any dividend otherwise payable on such date will be made on the next succeeding business day unless that day falls in the next calendar month, in which case the payment of any dividend otherwise payable on such date will be made on the immediately preceding business day, and such dividend will be payable on, and calculated to, but excluding, the actual payment date.

Redemption	On March 15, 2026, or any dividend payment date thereafter, the Series G Preferred Stock may be redeemed at our option, in whole or in part, at a redemption price equal to $100,000 per share (equivalent to $25 per depositary share) plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series G Preferred Stock may be redeemed at our option in whole, but not in part, prior to March 15, 2026, upon the occurrence of a “regulatory capital treatment event,” as described below under “Description of Series G Preferred Stock—Redemption,” at a redemption price equal to $100,000 per share (equivalent to $25 per depositary share) plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Neither the holders of Series G Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series G Preferred Stock. Our redemption of the Series G Preferred Stock will cause the redemption of the corresponding depositary shares.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series G Preferred Stock is subject to prior approval of the Federal Reserve, and State Street must either replace the shares to be redeemed with an equal amount of instruments that qualify as common equity tier 1 capital or additional tier 1 capital, or demonstrate to the Federal Reserve that following such redemption State Street will continue to hold capital commensurate with its risk.

Liquidation Rights	Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of State Street, holders of shares of Series G Preferred Stock are entitled to receive out of assets of State Street legally available for distribution to shareholders, before any distribution of assets is made to holders of our common stock or of any other shares of our stock ranking junior as to such a distribution to the Series G Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $100,000 per share (equivalent to $25 per depositary share) plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made only to the extent of State Street’s assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series G Preferred Stock (and pro rata as to the Series G Preferred Stock and any other shares of our stock ranking equally as to such distribution).

Voting Rights	None, except with respect to authorizing or increasing the authorized amount of senior stock, certain changes in the terms of the Series G Preferred Stock, and upon our non-payment of dividends in an aggregate amount equal to six or more dividend periods, whether or not for consecutive dividend periods, the right, together with holders of any other series of our preferred stock that ranks equally with the Series G Preferred Stock as to payment of dividends and that has equivalent voting rights, voting separately as a single class, to elect two additional members to our board of directors. See “Description of Series G Preferred Stock—Voting Rights” in this prospectus supplement. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of Depositary Shares—Voting the Series G Preferred Stock” in this prospectus supplement.

Maturity	The Series G Preferred Stock does not have a maturity date, and we are not required to redeem the Series G Preferred Stock. Accordingly, the Series G Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it.

Preemptive and Conversion Rights	None.

Listing	We intend to apply to list the depositary shares on the NYSE under the symbol “STT PrG.” If the application is approved, we expect trading of the depositary shares on the NYSE to commence within a 30-day period after the initial delivery of the depositary shares.

Tax Considerations

Distributions constituting dividend income received by an individual U.S. holder in respect of the depositary shares will generally represent “qualified dividend income,” which will be subject to taxation at a maximum rate of 20% (or a lower rate for individuals in certain tax brackets) subject to certain exceptions for short-term and hedged positions. Dividend income that is not “qualified dividend income”

will be taxed at rates applicable to ordinary income. In addition, subject to similar exceptions for short-term and hedged positions, distributions on the depositary shares constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 70% dividends-received deduction. For further discussion of the tax consequences relating to the Series G Preferred Stock, see “Material U.S. Federal Income Tax Considerations”.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $ (or approximately $ if the underwriters exercise in full their option to purchase additional depositary shares), after deducting estimated expenses and underwriting discounts and commissions. We intend to use up to approximately $485 million of the net proceeds of this offering to fund the cash consideration payable for our planned acquisition of GE Asset Management, an asset management business. We will use the remaining net proceeds of the offering for general corporate purposes, which may include, without limitation, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, refinancing of outstanding capital securities, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and satisfaction of other obligations. The precise amounts and timing of these uses of proceeds will depend on the funding requirements of us and our subsidiaries. See “Use of Proceeds” in this prospectus supplement.

Registrar and Depositary	American Stock Transfer & Trust Company, LLC.

State Street Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and

Preferred Stock Dividends

Our ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends are set forth in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference into this prospectus supplement.

RISK FACTORS

An investment in the depositary shares is subject to certain risks. You should carefully consider the following risk factors and other information contained in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, including our Annual Report on Form 10-K filed with the SEC on February 19, 2016, before deciding whether this investment is suited to your particular circumstances.

Risks Relating to the Depositary Shares

You are making an investment decision with regard to the depositary shares as well as the Series G Preferred Stock.

As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in shares of Series G Preferred Stock. Accordingly, the depositary will rely on the payments it receives on the Series G Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

Our ability to pay dividends on the Series G Preferred Stock, and therefore your ability to receive distributions on the depositary shares, may be limited by federal regulatory considerations and the results of operations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through our subsidiaries, including State Street Bank. As a result, our ability to make dividend payments on the Series G Preferred Stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries.

There are various regulatory restrictions on the ability of State Street Bank to pay dividends or make other payments to us. Federal banking laws regulate the amount of dividends that may be paid by State Street Bank without prior approval. In addition, the Dodd-Frank Act requires the Federal Reserve to establish more stringent capital requirements for large bank holding companies, and especially those institutions, such as State Street Bank, with consolidated assets equal to or greater than $50 billion. In July 2013, the Federal Reserve, the FDIC and the Office of the Comptroller of the Currency jointly issued the Basel III Final Rule. Among other things, the Basel III Final Rule (1) raises the minimum tier 1 risk-based capital ratio requirement applicable to State Street and State Street Bank, (2) adds a requirement for a minimum common equity tier 1 capital ratio requirement applicable to State Street and State Street Bank, (3) adds a requirement for a minimum supplementary tier 1 leverage ratio for so-called “advanced approaches” banking organizations such as State Street and State Street Bank, and (4) implements a capital conservation buffer and a countercyclical capital buffer. The Basel III Final Rule sets forth the criteria for qualifying additional tier 1 capital instruments, including the requirement that any dividends on such instruments be paid out of the banking organization’s net income, retained earnings and surplus, if any, related to additional tier 1 capital instruments.

Provisions of the Basel III Final Rule become effective under a transition timetable which began on January 1, 2014. These provisions supersede or modify corresponding elements of the Basel I and Basel II risk-based and leverage capital requirements and prompt corrective action framework. The requirement for the capital conservation buffer began to be phased in on January 1, 2016, with full implementation by January 1, 2019. As it continues to be phased in, the Basel III Final Rule will change the manner in which our regulatory capital ratios are calculated, will reduce our calculated regulatory capital, and will increase the minimum regulatory capital that we will be required to maintain.

On April 8, 2014 and September 3, 2014, U.S. banking regulators issued two final rules enhancing the supplementary leverage ratio, or SLR, standards for certain bank holding companies, like State Street, and their insured depository institution subsidiaries, like State Street Bank (the “SLR Final Rules”). Under the SLR Final

Rules, upon implementation on January 1, 2018, State Street Bank must maintain an SLR of at least 6% in order to be well-capitalized under the U.S. banking regulators’ prompt corrective action provisions. The SLR Final Rules also provide that State Street must maintain an SLR of more than 5% to avoid certain limitations on distributions and discretionary bonus payments.

We meet the criteria of a large bank holding company subject to enhanced supervision and prudential standards, commonly referred to as a “systemically important financial institution,” or SIFI, and we are one among a group of 30 institutions worldwide that have been identified by the Financial Stability Board, or FSB, and the Basel Committee as “global systemically important banks,” or G-SIBs. Our designation as a G-SIB will require us to maintain additional capital buffers, including a G-SIB surcharge, determined based on one of two methods prescribed by final rules issued by the Federal Reserve on August 14, 2015. Failure to meet these additional capital buffer requirements could limit our ability to make capital distributions, including dividend payments on the Series G Preferred Stock. Furthermore, on October 30, 2015, the Federal Reserve released its proposed regulations for external total loss-absorbing capacity (“TLAC”) and long-term debt requirements that, among other things, would require U.S. domiciled G-SIBs, like State Street, to hold an external TLAC buffer of 2.5% plus its G-SIB surcharge (as determined under the first of the two methods) and any applicable countercyclical buffer. If adopted as proposed, a failure to meet the external TLAC buffer requirement would limit the ability of State Street to make capital distributions, including dividend payments on the Series G Preferred Stock. In addition, on March 4, 2016, the Federal Reserve reproposed rules that would establish single-counterparty credit limit (“SCCL”) requirements for certain U.S. bank holding companies and other companies, including heightened requirements for G-SIBs such as State Street. If adopted as proposed, State Street’s net credit exposures to unaffiliated counterparties would be limited to 25 percent or 15 percent of its tier 1 capital, depending on the counterparty.

Maintaining the higher capital and liquidity levels required by the Basel III Final Rule, meeting the requirements of the SLR Final Rules, and complying with any future regulatory requirements, including the proposed TLAC and SCCL requirements, may reduce our profitability and performance measures and adversely affect the ability of State Street Bank to make distributions or pay dividends to State Street. As a result, our ability to make dividend payments on the Series G Preferred Stock could be adversely affected.

We are also required by the Federal Reserve to conduct periodic stress testing of our business operations and to develop an annual capital plan as part of the Federal Reserve’s Comprehensive Capital Analysis and Review (“CCAR”) process. The planned capital actions in our capital plan, including stock purchases and dividends, may be objected to by the Federal Reserve, potentially requiring us to revise our stress-testing or capital management approaches, resubmit our capital plan or postpone, cancel or alter our planned capital actions. An objection by the Federal Reserve to our capital plan could limit our ability to make capital distributions, including dividend payments on the Series G Preferred Stock. Under the 2016 CCAR process, capital plans are due by April 5, 2016 and the Federal Reserve will announce the results by June 30, 2016.

Additionally, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the depositary shares to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the depositary shares will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries, including State Street Bank.

Market interest rates may adversely affect the value of the Series G Preferred Stock.

One of the factors that will influence the price of the Series G Preferred Stock will be the dividend yield on the Series G Preferred Stock (as a percentage of the price of the Series G Preferred Stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series G Preferred Stock to demand a higher dividend yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Accordingly, higher market interest rates could cause the market price of the Series G Preferred Stock to decrease.

The Series G Preferred Stock is equity and is subordinate to our existing and future indebtedness.

The shares of Series G Preferred Stock are equity interests and do not constitute indebtedness. As such, the shares of Series G Preferred Stock, and the related depositary shares, will rank junior to all indebtedness and other non-equity claims on available assets, including in the event of our liquidation. Our existing and future indebtedness may restrict payment of dividends on the Series G Preferred Stock. As of December 31, 2015, our long-term indebtedness, on a consolidated basis, totaled approximately $11.20 billion, and we may incur additional indebtedness in the future. In addition, the shares of Series G Preferred Stock and the related depositary shares may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of the Series G Preferred Stock, (1) dividends are payable only if declared by our board of directors or any duly authorized committee of the board, (2) dividends do not cumulate if they are not declared and (3) as a corporation, we are subject to legal restrictions on payments of dividends (and redemption of equity interests), such that we may only pay dividends (or fund redemptions) out of lawfully available assets. Further, the Series G Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “—Holders of Series G Preferred Stock and the related depositary shares will have limited voting rights.” Also, as a bank holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations. See “—Our ability to pay dividends on the Series G Preferred Stock, and therefore your ability to receive distributions on the depositary shares, may be limited by federal regulatory considerations and the results of operations of our subsidiaries.”

We are not required to declare dividends on the Series G Preferred Stock, and dividends on the Series G Preferred Stock are non-cumulative. If we do not declare dividends on the Series G Preferred Stock, holders of depositary shares will not be entitled to receive related distributions on their depositary shares.

The criteria for qualifying additional tier 1 capital instruments provide that the issuer must have full discretion at all times to cancel dividends, other than with respect to restrictions on distributions to holders of common stock or instruments that are pari passu with the additional tier 1 capital instrument. As a consequence, dividends on shares of the Series G Preferred Stock will not be mandatory. Holders of the Series G Preferred Stock, including the depositary, will only be entitled to receive dividends for any given dividend period if, when and as declared by our board of directors or any duly authorized committee of the board out of legally available assets. Consequently, if our board of directors or a duly authorized committee of the board does not authorize and declare a dividend for any dividend period, the depositary would not be entitled to receive any such dividend and no related distribution will be made on the depositary shares, and such unpaid dividend will not be payable for such dividend period. Dividends on the Series G Preferred Stock will not be cumulative. We will have no obligation to pay dividends for any dividend period after the dividend payment date for such dividend period, and holders of depositary shares will not be entitled to receive any distribution with respect to such dividends, if our board of directors or a duly authorized committee of the board has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series G Preferred Stock or any other series of our preferred stock. If we do not declare and pay dividends on the Series G Preferred Stock, you will not receive corresponding distributions on your depositary shares and the market price of your depositary shares may decline.

We may be able to redeem the Series G Preferred Stock prior to March 15, 2026.

By its terms, the Series G Preferred Stock may be redeemed by us prior to March 15, 2026, upon the occurrence of certain changes relating to the regulatory capital treatment of the Series G Preferred Stock. In particular, upon our determination in good faith that an event has occurred that would constitute a “regulatory capital treatment event,” we may, at our option, subject to the approval of the Federal Reserve, redeem all (but not less than all) of the shares of Series G Preferred Stock. See “Description of Series G Preferred Stock—Redemption.”

Although the terms of the Series G Preferred Stock have been established to satisfy the criteria for “additional tier 1 capital” instruments consistent with the Basel III Final Rule, it is possible that the Series G Preferred Stock may not satisfy the criteria set forth in future rulemaking or interpretations. As a result, in addition to other circumstances that may constitute a regulatory capital treatment event, revision, clarification or replacement by the Federal Reserve of its current capital rules could constitute a regulatory capital treatment event whereby we would have the right, subject to prior approval of the Federal Reserve, to redeem the Series G Preferred Stock in accordance with its terms prior to March 15, 2026, at a redemption price equal to $100,000 per share (equivalent to $25 per depositary share) plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Investors should not expect us to redeem the Series G Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Series G Preferred Stock is a perpetual equity security. The Series G Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors, including the holders of depositary shares offered by this prospectus supplement. By its terms, the Series G Preferred Stock may be redeemed by us, at our option, either in whole or in part, on March 15, 2026, or any dividend payment date thereafter, or in whole, but not in part, upon the occurrence of certain changes relating to the regulatory capital treatment of the Series G Preferred Stock. See “Description of Series G Preferred Stock—Redemption.” Any decision we may make at any time to redeem the Series G Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time. If permitted pursuant to the terms of our securities, we may redeem other series of preferred stock that constitute parity stock, without a corresponding redemption of the Series G Preferred Stock, including when dividends are not paid in full upon the shares of Series G Preferred Stock.

Our right to redeem the Series G Preferred Stock is subject to limitations. Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series G Preferred Stock is subject to prior approval of the Federal Reserve, and State Street must either replace the shares to be redeemed with an equal amount of instruments that qualify as common equity tier 1 capital or additional tier 1 capital, or demonstrate to the Federal Reserve that following redemption State Street will continue to hold capital commensurate with its risk. We cannot assure you that the Federal Reserve will approve any redemption of the Series G Preferred Stock that we may propose. We also cannot assure you that, if we propose to redeem the Series G Preferred Stock without replacing the Series G Preferred Stock with common equity tier 1 capital or additional tier 1 capital, the Federal Reserve will authorize such redemption. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Series G Preferred Stock without replacing it with common equity tier 1 capital or additional tier 1 capital, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.

If the Series G Preferred Stock is redeemed, the corresponding redemption of the depositary shares would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the depositary shares in a similar security.

If we are deferring payments on our outstanding junior subordinated debt securities or are in default under the indentures governing those securities, we will be prohibited from making distributions on or redeeming the Series G Preferred Stock.

The terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on the Series G Preferred Stock, or redeeming, purchasing, acquiring or making a liquidation payment with respect to our preferred stock, if an event of default under the indenture governing those junior subordinated debt securities has occurred and is continuing or at any time when we have given notice of a deferral period or we have deferred interest thereunder that has not been cancelled. As a result, if we fail to make interest payments on any of our junior subordinated debt securities, you will not receive dividend payments. As of December 31, 2015, approximately $519 million aggregate principal amount of our 4.956% Junior Subordinated Debentures due 2018 were outstanding.

If we do not pay dividends in full on our parity stock, we will not pay dividends in full on the Series G Preferred Stock, and therefore you will not receive distributions in full on the depositary shares.

Our outstanding Series C Preferred Stock, with an aggregate liquidation preference of $500,000,000; Series D Preferred Stock, with an aggregate liquidation preference of $750,000,000; Series E Preferred Stock, with an aggregate liquidation preference of $750,000,000; and Series F Preferred Stock, with an aggregate liquidation preference of $750,000,000, will each be on parity with the Series G Preferred Stock. When dividends are not paid in full upon the shares of Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock or any other parity stock then outstanding, all dividends declared upon shares of Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and any other parity stock will be declared on a proportional basis. If we do not declare dividends in full on the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or any other parity stock or do not have sufficient cash to pay dividends in full upon the shares of Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and any other parity stock, you will not receive distributions in full on the depositary shares.

A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Series G Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the Series G Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit ratings for us and our securities, including the Series G Preferred Stock and depositary shares, based on their overall view of our industry.

A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the depositary shares, the Series G Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

The depositary shares may not have an active trading market.

The depositary shares representing the Series G Preferred Stock are a new issuance with no established trading market. Although we intend to apply for listing of the depositary shares on the NYSE, there is no guarantee that we will be able to list the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity, and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. Further, because the shares of Series G Preferred Stock do not have a stated maturity date, investors seeking liquidity in the depositary shares will be limited to selling their depositary shares in the secondary market. We do not expect that there will be any separate public trading market for the shares of the Series G Preferred Stock except as represented by the depositary shares.

Our future offerings of preferred stock may adversely affect the value of the depositary shares representing the Series G Preferred Stock.

We may issue additional shares of Series G Preferred Stock and/or other classes or series of preferred stock. The issuance of additional shares of preferred stock on parity with the Series G Preferred Stock with respect to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of our affairs could reduce the amounts we may have available for distribution to holders of the depositary shares representing the Series G Preferred Stock. We may issue other classes of preferred stock with cumulative dividends, which could reduce the amounts we may have available for distributions as dividends or in a liquidation to holders of the depositary shares representing the Series G Preferred Stock. The documents governing the Series G Preferred Stock and the depositary shares representing the Series G Preferred Stock do not contain any provisions affording holders of the depositary shares protection in the event of a highly leveraged or other transaction, including the merger or sale, lease or conveyance of all or substantially all of our assets or businesses, any of which could adversely affect the value of the depositary shares representing the Series G Preferred Stock.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

We can provide no assurance with respect to the market price of the depositary shares. Several factors, many of which are beyond our control, will influence the market prices of the depositary shares. Factors that might influence the market prices of the depositary shares include:

•	whether we declare or fail to declare dividends on the Series G Preferred Stock from time to time;

•	our creditworthiness;

•	interest rates;

•	developments in the credit markets and developments with respect to financial institutions generally;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, the depositary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to their purchase price.

Holders of Series G Preferred Stock and the related depositary shares will have limited voting rights.

Holders of the Series G Preferred Stock, and therefore holders of the depositary shares, have no voting rights with respect to matters that generally require the approval of voting shareholders. However, holders of the Series G Preferred Stock will have the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Series G Preferred Stock, as described under “Description of Series G Preferred Stock—Voting Rights” in this prospectus supplement. In addition, if dividends on any shares of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or any

other class or series of preferred stock that ranks on parity with the Series G Preferred Stock as to payment of dividends with similar voting rights have not been declared or paid in an aggregate amount equal to six or more dividend periods, whether or not for consecutive dividend periods, holders of the outstanding shares of Series G Preferred Stock, together with holders of any other series of our preferred stock that ranks on parity with the Series G Preferred Stock as to payment of dividends with similar voting rights, will be entitled to vote as a single class for the election of two additional members to our board of directors, subject to the terms and to the limited extent described under “Description of Series G Preferred Stock—Voting Rights” in this prospectus supplement. As of the date of this prospectus supplement, there are 5,000 shares of Series C Preferred Stock outstanding, 7,500 shares of Series D Preferred Stock outstanding, 7,500 shares of Series E Preferred Stock outstanding and 7,500 shares of Series F Preferred Stock outstanding, each of which will rank equal with the Series G Preferred Stock. Holders of depositary shares must act through the depositary to exercise any voting rights in respect of the Series G Preferred Stock.

The Series G Preferred Stock may be junior in rights and preferences to our future preferred stock or preference stock.

We may in the future, with the requisite consent of the holders of the Series G Preferred Stock and other parity stock entitled to vote thereon, create and issue additional shares of preferred stock and shares of preference stock ranking senior to the Series G Preferred Stock as to dividends and/or distribution of assets upon our liquidation, dissolution or winding up. The terms of any of our future preferred stock or preference stock which by its terms is expressly senior to the Series G Preferred Stock may restrict dividend payments on the Series G Preferred Stock. This could result in dividends on the Series G Preferred Stock not being paid.

Holders of depositary shares may not be entitled to the dividends-received deduction.

Distributions paid to corporate U.S. holders of the depositary shares may be eligible for the dividends-received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.” Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series G Preferred Stock (and related depositary shares) to qualify as dividends for U.S. federal income tax purposes. If any distributions on the Series G Preferred Stock (and related depositary shares) with respect to any fiscal year are not eligible for the dividends-received deduction because of insufficient current or accumulated earnings and profits, the market value of the depositary shares may decline.

USE OF PROCEEDS

The net proceeds from this offering are expected to be approximately $         (or approximately $         if the underwriters exercise in full their option to purchase additional depositary shares), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use up to approximately $485 million of the net proceeds of this offering to fund the cash consideration payable for our planned acquisition of GE Asset Management, an asset management business. Prior to the anticipated closing of the GE Asset Management acquisition, which we expect will occur in July 2016, we plan to invest these proceeds in cash and short-term cash equivalents. We will use the remaining net proceeds of the offering for general corporate purposes, which may include, without limitation, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, refinancing of outstanding capital securities, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and satisfaction of other obligations. The precise amounts and timing of these uses of proceeds will depend on the funding requirements of us and our subsidiaries.

DESCRIPTION OF SERIES G PREFERRED STOCK

The depositary will be the sole holder of the Series G Preferred Stock, as described under “Description of Depositary Shares” below, and all references in this prospectus supplement to the holders of the Series G Preferred Stock shall mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series G Preferred Stock, as described under “Description of Depositary Shares.”

This prospectus supplement summarizes specific terms and provisions of the Series G Preferred Stock. Terms that apply generally to our preferred stock are described in the “Description of Preferred Stock” section of the accompanying prospectus. The following summary of the terms and provisions of the Series G Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our articles of organization and the certificate of designation creating the Series G Preferred Stock, which will be included as an exhibit to documents filed with the SEC.

Our articles of organization permit our board of directors to authorize the issuance of up to 3,500,000 shares of preferred stock, without par value, in one or more series, without shareholder action. The board of directors can determine the rights, preferences, and limitations of each series. Therefore, without shareholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common shareholders.

The Series G Preferred Stock is a single series of authorized preferred stock consisting of shares. We may from time to time, without notice to or the consent of holders of the Series G Preferred Stock, issue additional shares of preferred stock that rank equally with or junior to the Series G Preferred Stock.

Shares of the Series G Preferred Stock will rank, with respect to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution and winding up of the affairs of State Street:

•	senior to our common stock and any other series of our junior stock that may be issued in the future;

•	equally with our Series C Preferred Stock, our Series D Preferred Stock, our Series E Preferred Stock and our Series F Preferred Stock; and

•

equally with each other series of our preferred stock that by its terms is expressly stated to be on parity with the Series G Preferred Stock, and junior to any preferred stock that by its terms is expressly stated to be senior to the Series G Preferred Stock.

In addition, we will generally be able to pay dividends and distributions upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of State Street only out of lawfully available assets for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series G Preferred Stock will be fully paid and nonassessable when issued. Holders of Series G Preferred Stock will not have preemptive or subscription rights to acquire more capital stock of State Street.

The Series G Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of State Street. The Series G Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of State Street to redeem or repurchase the Series G Preferred Stock.

As of the date of this prospectus supplement, we have issued:

•	5,000 shares of 5.25% Non-Cumulative Perpetual Preferred Stock, Series C, without par value per share, with a liquidation preference of $100,000 per share, all of which are outstanding and represented by depositary shares, each representing a 1/4,000th interest in a share of preferred stock of the series;

•

7,500 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, without par value per share, with a liquidation preference of $100,000 per share, all of which are outstanding and represented by depositary shares, each representing a 1/4,000th interest in a share of preferred stock of the series;

•

7,500 shares of 6.00% Non-Cumulative Perpetual Preferred Stock, Series E, without par value per share, with a liquidation preference of $100,000 per share, all of which are outstanding and represented by depositary shares, each representing a 1/4,000th interest in a share of preferred stock of the series; and

•

7,500 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, without par value per share, with a liquidation preference of $100,000 per share, all of which are outstanding and represented by depositary shares, each representing a 1/100th interest in a share of preferred stock of the series.

The Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will rank equally with the Series G Preferred Stock as to dividends and distributions on liquidation and include the same provisions with respect to restrictions on declaration and payment of dividends and voting rights as apply to the Series G Preferred Stock.

Holders of Series C Preferred Stock are entitled to receive non-cumulative quarterly dividends when, as and if declared by our board of directors (or a duly authorized committee of the board), at a rate per annum equal to 5.25%. Holders of Series D Preferred Stock are entitled to receive non-cumulative quarterly dividends when, as and if declared by our board of directors (or a duly authorized committee of the board), (1) at a rate of 5.90% per annum to but excluding March 15, 2024 and (2) thereafter at a rate per annum equal to three-month LIBOR plus 3.108%. Holders of Series E Preferred Stock are entitled to receive non-cumulative quarterly dividends when, as and if declared by our board of directors (or a duly authorized committee of the board), at a rate per annum equal to 6.00%. Holders of Series F Preferred Stock are entitled to receive non-cumulative dividends when, as and if declared by our board of directors (or a duly authorized committee of the board), (1) semi-annually at a rate of 5.250% per annum to but excluding September 15, 2020 and (2) thereafter quarterly at a rate per annum equal to three-month LIBOR plus 3.597%.

For additional detail on the terms of our existing series of preferred stock, you also should refer to the respective certificate of designation for each series, which are on file with the SEC.

Dividends

Dividends on shares of the Series G Preferred Stock will not be mandatory and will not be cumulative. Holders of the Series G Preferred Stock will be entitled to receive, when, as and if declared by our board of directors or any duly authorized committee of the board out of legally available assets, non-cumulative cash dividends, quarterly in arrears on the 15th day of March, June, September and December, commencing June 15, 2016. From the date of issuance to, but excluding, March 15, 2026 (the “Fixed Rate Period”), dividends will be calculated at an annual rate of     %, and from, and including, March 15, 2026 (the “Floating Rate Period”), dividends will be calculated at an annual rate equal to three-month LIBOR plus     %, in each case on the liquidation amount as described below. If our board of directors or a duly authorized committee of the board has not declared a dividend on the Series G Preferred Stock before the dividend payment date for any dividend period, such dividend shall not be cumulative and shall not be payable for such dividend period, and we will have no obligation to pay dividends for such dividend period, whether or not dividends on the Series G Preferred Stock are declared for any future dividend period.

A “dividend period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the original issuance date of the Series G Preferred Stock to, but excluding, June 15, 2016. Dividends on the Series G Preferred Stock will be calculated from, and including, the original issuance date at the applicable dividend rate on the liquidation preference of $100,000 per share of Series G Preferred Stock (equivalent to $25 per depositary share). If we issue additional shares of the Series G Preferred Stock, dividend rights on those additional shares will commence from, and including, the original issuance date of those additional shares at the applicable dividend rate, except with respect to any shares issued upon the exercise of the underwriters’ option to purchase additional depositary shares, which will accrue dividends from the original date of issuance of the Series G Preferred Stock offered by this prospectus supplement. Notwithstanding the foregoing, dividends on the Series G Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

With respect to the Fixed Rate Period, we will calculate dividends, including dividends payable for any partial dividend period, on the Series G Preferred Stock on the basis of a 360-day year of twelve 30-day months. With respect to the Floating Rate Period, we will calculate dividends, including dividends payable for any partial dividend period, on the Series G Preferred Stock on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on any Series G Preferred Stock to be redeemed will cease to accrue after the redemption date, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series G Preferred Stock called for redemption.

We will pay dividends to the holders of record of shares of the Series G Preferred Stock as they appear on our stock register on each record date, which shall be the 15th calendar day before the related dividend payment date (provided, however, if any such date is not a business day then the record date will be the next succeeding day that is a business day) or such other date as determined by our board of directors or any duly authorized committee of the board.

If any date on or prior to March 15, 2026 on which dividends would otherwise be payable is not a business day, then payment of any dividend otherwise payable on such date will be made on the next succeeding business day, without interest or other payment in respect of such delay. If any date after March 15, 2026 on which dividends would otherwise be payable is not a business day, then payment of any dividend otherwise payable on such date will be made on the next succeeding business day unless that day falls in the next calendar month, in which case payment of any dividend otherwise payable on such date will be made on the immediately preceding business day, and such dividends will be payable on, and calculated to, but excluding, the actual payment date.

A “business day” means, for dividends payable during the Fixed Rate Period, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York or Boston, Massachusetts, and for dividends payable during the Floating Rate Period, any day that would be considered a business day during the Fixed Rate Period that is also a London banking day (as defined below).

For the purposes of calculating any dividend with respect to any dividend period beginning on or after March 15, 2026:

“three-month LIBOR” means, for any LIBOR determination date, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR determination date. If such rate does not appear on such page at such time, then the calculation agent will request the principal London office of each of four major reference banks in the London interbank market, selected by the calculation agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars for a term of three months as of 11:00 a.m., London time, on such LIBOR determination date and in a principal amount equal to an amount that, in the judgment of the calculation agent, is representative for a single transaction in U.S. dollars in the relevant market at the relevant time (a “representative amount”). If at least two such quotations are so provided, three-month LIBOR will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the calculation agent will request each of three major banks in New York City to provide such bank’s rate for loans in U.S. dollars to leading European banks for a term of three months as of approximately 11:00 a.m., New York City time, on such LIBOR determination date and in a representative amount. If three such quotations are so provided, three-month LIBOR will be the arithmetic mean of such quotations. All percentages used in or resulting from any calculation of three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001%. If, following the procedure set forth in this definition of three-month LIBOR, the calculation agent is unable to determine three-month LIBOR for any Floating Rate Period, then the dividend for such Floating Rate Period shall be calculated at the dividend rate in effect for the immediately preceding dividend period. The determination of three-month LIBOR for each relevant dividend period by the calculation agent will (in the absence of manifest error) be final and binding;

“calculation agent” means State Street Bank and Trust Company, or any other successor appointed by us, acting as calculation agent;

“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant dividend period;

“London banking day” means any day on which commercial banks and foreign exchange markets settle payments in London; and

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London Interbank rates for U.S. dollars.

The calculation agent’s determination of any dividend rate, and its calculation of the amount of any dividend payable during the Floating Rate Period, will be maintained on file at the calculation agent’s principal offices. The calculation agent is a wholly-owned subsidiary of State Street Corporation.

Dividends on shares of Series G Preferred Stock will not be cumulative. Accordingly, if our board of directors or a duly authorized committee of the board does not declare a dividend on the Series G Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not be payable and we will have no obligation to pay, and the holders of Series G Preferred Stock shall have no right to receive, dividends for such dividend period on the dividend payment date or at any future time, or interest with respect to such dividends, whether or not dividends on the Series G Preferred Stock are declared for any future dividend period.

So long as any share of Series G Preferred Stock remains outstanding,

(1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than a dividend payable solely in junior stock or any dividend or distribution of capital stock or rights to acquire capital stock of State Street in connection with a shareholders’ rights plan or any redemption or repurchase of capital stock or rights to acquire capital stock under any such plan); and

(2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (a) as a result of a reclassification of junior stock for or into other junior stock, (b) the exchange or conversion of one share of junior stock for or into another share of junior stock, (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (d) purchases, redemptions or other acquisitions of shares of junior stock pursuant to any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (e) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to or during the most recent preceding dividend period for which the full dividends for the then most recently completed dividend period on all outstanding shares of Series G Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside, including under a contractually binding stock repurchase plan, or (f) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us;

unless, in each case, the dividends for the then most recently completed dividend period on all outstanding shares of Series G Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment in full thereof has been set aside.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of stock of State Street hereafter authorized over which Series G Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of State Street.

When dividends are not paid in full upon the shares of Series G Preferred Stock and any parity stock, all dividends declared upon shares of Series G Preferred Stock and any such parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio as the ratio between the then-current dividends due on the shares of the Series G Preferred Stock and (i) in the case of any series of parity stock that is non-cumulative preferred stock, the aggregate of the current and unpaid dividends due on such series of preferred stock, and (ii) in the case of any series of parity stock that is cumulative preferred stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of State Street that ranks equally with the Series G Preferred Stock in the payment of dividends and in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of State Street. Each of our Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock is parity stock. We currently have 5,000 shares of our Series C Preferred Stock, 7,500 shares of our Series D Preferred Stock, 7,500 shares of our Series E Preferred Stock and 7,500 shares of our Series F Preferred Stock outstanding.

No interest will be payable in respect of any declared but unpaid dividend payment on shares of Series G Preferred Stock that is paid after the relevant dividend payment date for such dividend period.

If our board of directors determines not to pay any dividend or a full dividend on the Series G Preferred Stock on a dividend payment date, we will provide, or cause to be provided, written notice to the holders of the Series G Preferred Stock prior to such date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or any duly authorized committee of the board, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series G Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series G Preferred Stock shall not be entitled to participate in any such dividend.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of State Street, holders of the Series G Preferred Stock are entitled to receive out of assets of State Street legally available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series G Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of stock ranking junior as to such a distribution to the shares of Series G Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $100,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series G Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of State Street are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series G Preferred Stock and all holders of any other shares of our stock ranking equally as to such distribution with the Series G Preferred Stock, the amounts paid to the holders of Series G Preferred Stock and to the holders of all such other parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series G Preferred Stock and any other shares of our stock ranking equally as to the liquidation distribution, the holders of our junior stock shall be entitled to receive all remaining assets of State Street according to their respective rights and preferences.

For purposes of this section, the merger, consolidation or other business combination transaction of State Street into or with any other entity, including a merger, consolidation or other business combination transaction in which the holders of Series G Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange of all or substantially all of the property and assets of State Street for cash, securities or other property, shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the affairs of State Street.

The shares of Series G Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

Redemption

The Series G Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provision. Except as described below, the Series G Preferred Stock is not redeemable prior to March 15, 2026. On that date, and on any dividend payment date thereafter, the Series G Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $100,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series G Preferred Stock will have no right to require the redemption or repurchase of the Series G Preferred Stock. Dividends will cease to accrue after the redemption date. Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series G Preferred Stock is subject to prior approval of the Federal Reserve.

Notwithstanding the foregoing, prior to March 15, 2026, within 90 days of our good faith determination that an event has occurred that would constitute a regulatory capital treatment event (as defined below), we may, at our option, subject to the approval of the Federal Reserve, provide notice of our intent to redeem in accordance with the procedures described below, and subsequently redeem, all (but not less than all) of the shares of Series G Preferred Stock at the time outstanding at a redemption price equal to $100,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

A “regulatory capital treatment event” means our determination, in good faith, that, as a result of any

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amendment to, clarification of or change in (including any announced prospective amendment to, clarification of or change in) the laws or regulations or policies of the United States or any political subdivision of or in the United States that is enacted or announced or that becomes effective after the initial issuance of any share of Series G Preferred Stock;

•	proposed amendment to or change in those laws or regulations or policies that is announced or becomes effective after the initial issuance of any share of Series G Preferred Stock; or

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official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies that is announced or that becomes effective after the initial issuance of any share of Series G Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of all shares of Series G Preferred Stock then outstanding as additional tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series G Preferred Stock is outstanding.

If shares of the Series G Preferred Stock are to be redeemed, the notice of redemption shall be given to the holders of record of the Series G Preferred Stock to be redeemed, either by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on our stock register or transmitted by such other method approved by the depositary, in its reasonable discretion, not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series G Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) (or a successor securities depositary), we may give such notice in any manner permitted by DTC (or such successor)). Each notice of redemption will include a statement setting forth: (1) the redemption date; (2) the number of shares of Series G Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder (or the method of determining such number); (3) the redemption price; (4) the place or places where the certificates evidencing shares of Series G Preferred Stock are to be surrendered for payment of the redemption price; and (5) that dividend rights with respect to the shares to be redeemed will cease on the redemption date. If notice of redemption of any shares of Series G Preferred Stock has been duly given and if on or before the redemption date the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series G Preferred Stock so called for redemption, then, on and after the redemption date, dividend rights with respect to such shares of Series G Preferred Stock will cease, such shares of Series G Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to our Series G Preferred Stock.

In case of any redemption of only part of the shares of the Series G Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot or in such other manner as our board of directors or any duly authorized committee of the board of directors determines to be fair and equitable.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series G Preferred Stock is subject to prior approval of the Federal Reserve, and State Street must either replace the shares to be redeemed with an equal amount of instruments that qualify as common equity tier 1 capital or additional tier 1 capital, or demonstrate to the Federal Reserve that following such redemption State Street will continue to hold capital commensurate with its risk. See “Risk Factors—Investors should not expect us to redeem the Series G Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable” in this prospectus supplement.

Voting Rights

Except as provided below, the holders of the Series G Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series G Preferred Stock, or any other class or series of preferred stock that ranks on parity with the Series G Preferred Stock as to payment of dividends, and upon which equivalent voting rights have been conferred and are exercisable, have not been paid, or declared and set aside for payment, in an aggregate amount equal to six or more dividend periods, whether or not for consecutive dividend periods (a

“Nonpayment”), the holders of the Series G Preferred Stock, together with holders of any other series of our preferred stock that ranks on parity with the Series G Preferred Stock as to payment of dividends with equivalent voting rights, will be entitled to vote separately as a single class for the election of a total of two additional members of our board of directors (the “Preferred Directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our board of directors shall at no time include more than two Preferred Directors.

In that event, the number of directors on our board of directors shall automatically increase by two and, at the request of any holder of Series G Preferred Stock, a special meeting of the holders of Series G Preferred Stock and any other class or series of preferred stock that ranks on parity with Series G Preferred Stock as to payment of dividends and for which dividends have not been paid, shall be called for the election of the two additional directors of our board of directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), followed by another such election at each subsequent annual meeting. These voting rights will continue until full dividends, including any declared and unpaid dividends, have been paid regularly on the shares of the Series G Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series G Preferred Stock as to payment of dividends for at least four consecutive dividend periods following the Nonpayment.

If and when full dividends have been regularly paid for at least four consecutive dividend periods following a Nonpayment on the Series G Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series G Preferred Stock as to payment of dividends, the holders of the Series G Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of any subsequent Nonpayment) and the term of office of each Preferred Director so elected shall terminate and the number of directors on our board of directors shall automatically decrease by two. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series G Preferred Stock (together with holders of any other series of our preferred stock that ranks on parity with the Series G Preferred Stock as to payment of dividends with equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Director (other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding shares of Series G Preferred Stock (together with holders of any other series of our preferred stock that ranks on parity with the Series G Preferred Stock as to payment of dividends with equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of shareholders.

If the holders of Series G Preferred Stock become entitled to vote for the election of directors, the Series G Preferred Stock may be considered a class of voting securities under interpretations adopted by the Federal Reserve. As a result, certain holders of Series G Preferred Stock may become subject to regulations under the Bank Holding Company Act and/or certain acquisitions of Series G Preferred Stock may be subject to prior approval of the Federal Reserve.

So long as any shares of Series G Preferred Stock remain outstanding:

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the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series G Preferred Stock at the time outstanding, voting separately as a single class, shall be required to amend the provisions of State Street’s articles of organization (including the certificate of designation of the Series G Preferred Stock or any other series of preferred stock) or the bylaws so as to materially and adversely affect the powers, preferences, privileges or rights of the Series G Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series G Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series G Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of State Street will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series G Preferred Stock; and

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the affirmative vote or consent of the holders of at least two-thirds of all of the shares of the Series G Preferred Stock at the time outstanding, voting separately as a single class, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series G Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of State Street.

The foregoing voting provisions will also not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required, all outstanding shares of Series G Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series G Preferred Stock to effect such redemption.

The holders of Series G Preferred Stock will not be entitled to vote as a separate class or series or voting group with respect to any plan of merger or share exchange solely as a result of Section 11.04(6) of the Massachusetts Business Corporation Act (the “MBCA”). Section 11.04(6) of the MBCA provides that, unless a corporation expressly provides otherwise in its articles of organization, shares of capital stock are in some circumstances entitled to vote as a separate class or series or voting group on a plan of merger or share exchange, if the plan of merger or share exchange contains a provision that, if contained in a proposed amendment to the articles of organization of a corporation, would entitle such class or series to vote as a separate voting group on the proposed amendment under Section 10.04 of the MBCA. Section 10.04 of the MBCA entitles the holders of capital stock of a corporation to vote as a separate class or series under certain circumstances. Our certificate of designation creating the Series G Preferred Stock, which is part of our articles of organization, expressly provides that Section 11.04(6) of the MBCA (and any similar successor provision of the MBCA) is inapplicable to the Series G Preferred Stock.

Preemptive and Conversion Rights

The holders of the Series G Preferred Stock will not have any preemptive or conversion rights.

Additional Classes or Series of Stock

We will have the right to create and issue additional classes or series of stock ranking equally with or junior to the Series G Preferred Stock as to dividends and/or distribution of assets upon our liquidation, dissolution or winding up without the consent of the holders of the Series G Preferred Stock or the holders of the related depositary shares. We may create and issue additional shares of preferred stock senior to the Series G Preferred Stock as to dividends and/or distribution of assets upon our liquidation, dissolution or winding up with the requisite consent of the holders of the Series G Preferred Stock and our parity stock entitled to vote thereon.

Registrar

American Stock Transfer & Trust Company, LLC will be the registrar, dividend disbursing agent and redemption agent for the Series G Preferred Stock.

Calculation Agent

State Street Bank and Trust Company will serve as calculation agent. In its capacity as calculation agent, State Street Bank’s office is located at One Lincoln Street, Boston, Massachusetts 02111.

DESCRIPTION OF DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the “Book-Entry Issuance” section of this prospectus supplement.

This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series G Preferred Stock. As described above under “Description of Series G Preferred Stock,” we are issuing fractional interests in shares of preferred stock in the form of depositary shares. Each depositary share will represent a 1/4,000th ownership interest in a share of Series G Preferred Stock, and will be evidenced by a depositary receipt. The shares of Series G Preferred Stock represented by depositary shares will be deposited under a deposit agreement among State Street, American Stock Transfer & Trust Company, LLC, as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series G Preferred Stock represented by such depositary share, to all the rights and preferences of the Series G Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following the issuance of the Series G Preferred Stock, we will deposit the Series G Preferred Stock with the depositary, which will then issue depositary receipts evidencing the depositary shares to the initial holders thereof. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the “Where You Can Find More Information” section of this prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

If there is a distribution other than in cash, rights, preferences or privileges the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines, in consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property (at a public or private sale) in a commercially reasonable manner and distributing the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If we redeem the Series G Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series G Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/4,000th of the redemption price per share payable with respect to the Series G Preferred Stock (or $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Whenever we redeem shares of Series G Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series G Preferred Stock so redeemed. In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected pro rata by lot or in such other manner as our board of directors or any duly authorized committee of the board may determine to be fair and equitable. The depositary will mail by first class mail, postage prepaid (or otherwise transmit by an authorized method) notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series G Preferred Stock and the related depositary shares.

Voting the Series G Preferred Stock

Because each depositary share represents a 1/4,000th interest in a share of the Series G Preferred Stock, holders of depositary receipts will be entitled to a 1/4,000th of a vote per depositary share under those limited circumstances in which holders of the Series G Preferred Stock are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of the Series G Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to the Series G Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series G Preferred Stock, may instruct the depositary to vote the amount of the Series G Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series G Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that may be deemed necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series G Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.

Listing

We intend to apply to list the depositary shares on the NYSE under the symbol “STT PrG.” If the application is approved, we expect trading of the depositary shares on the NYSE to commence within a 30-day period after the initial delivery of the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series G Preferred Stock except as represented by the depositary shares.

Form of Series G Preferred Stock and Depositary Shares

The depositary shares shall be issued in book-entry form through DTC, as described in “Book-Entry Issuance” below. The Series G Preferred Stock will be issued in registered form to the depositary as described in “Description of Series G Preferred Stock” in this prospectus supplement.

BOOK-ENTRY ISSUANCE

DTC will act as securities depositary for all of the depositary shares. We will issue the depositary shares only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the depositary shares representing, in the aggregate, the total number of the depositary shares to be sold in this offering.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, are indirect participants and also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Purchases of depositary shares within the DTC system must be made by or through direct participants, who will receive a credit for the depositary shares on DTC’s records. The ownership interest of each actual purchaser of each depositary share is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased depositary shares. Transfers of ownership interests in the depositary shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in depositary shares, unless the book-entry system for the depositary shares is discontinued. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

DTC has no knowledge of the actual beneficial owners of the depositary shares. DTC’s records reflect only the identity of the direct participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

We will send redemption notices to Cede & Co. as the registered holder of the depositary shares. If less than all of these depositary shares are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting on the depositary shares is limited to the holders of record of the depositary shares, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on depositary shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make distribution payments on the depositary shares to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. We and any paying agent will be responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on any of the depositary shares at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, final depositary shares certificates must be printed and delivered. We may at our option, subject to the procedures of DTC, decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference or aggregate principal amount of depositary shares may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the depositary shares will be printed and delivered.

We have obtained the information in this section from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

“Beneficial owner” refers to the ownership interest of each actual purchaser of each depositary share.

“Direct participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc., own DTC. Purchases of depositary shares within the DTC system must be made by or through direct participants who will receive a credit for the depositary shares on DTC’s records.

“Indirect participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the depositary shares. The following summary is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Department of the Treasury (“Treasury”) regulations and judicial or administrative authority, all of which are subject to change, possibly with retroactive effect. State, local and foreign tax consequences are not summarized, nor are the tax consequences to special classes of investors including, but not limited to, “controlled foreign corporations,” “passive foreign investment companies,” tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, regulated investment companies, real estate investment trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. The summary addresses only taxpayers who will hold the depositary shares as “capital assets” and who purchase the depositary shares in the initial offering at the initial offering price.

Beneficial owners of depositary shares will be treated as owners of the underlying Series G Preferred Stock for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares should consult his, her or its tax advisors regarding the tax considerations of acquiring, holding and disposing of the depositary shares.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES. PROSPECTIVE HOLDERS OF THE DEPOSITARY SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS) OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES.

U.S. Holders

The discussion in this section is addressed to a U.S. holder, which for purposes of this summary means a beneficial owner of depositary shares that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Distributions. Distributions with respect to the depositary shares will be taxable as dividend income when paid to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent, and in reduction, of the U.S. holder’s adjusted tax basis in such depositary shares, and thereafter as capital gain.

Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by an individual U.S. holder in respect of the depositary shares generally will constitute “qualified dividend income,” which will be subject to taxation at a maximum rate of 20% (or a lower rate for individuals in certain income tax brackets). Dividend income that does not constitute “qualified dividend income” will be taxed at rates applicable to ordinary income. In addition, subject to certain exceptions for short-term and hedged positions, distributions on the depositary shares constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 70% dividends-received deduction. A U.S. holder should consult his, her or its own tax advisor regarding the availability of the reduced dividend tax rate and the dividends-received deduction in light of his, her or its particular circumstances.

Dispositions. A U.S. holder will generally recognize capital gain (or capital loss) on a taxable sale or exchange of the depositary shares equal to the amount by which the amount realized upon the sale or exchange exceeds (or is less than) such U.S. holder’s adjusted tax basis in the shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at a tax rate (under current law, a maximum rate of 20%) lower than the tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.

Redemptions. If we redeem your depositary shares, in certain circumstances you will be treated as if you had sold or exchanged your depositary shares in a taxable transaction. Such circumstances include if the redemption:

•	results in a complete termination of your stock interest in us; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these circumstances has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned by you, must be taken into account. If we redeem your depositary shares and such redemption is treated as if you had sold or exchanged your depositary shares in a taxable transaction, you generally would recognize taxable gain or loss in the manner described under “Dispositions,” above.

If we redeem your depositary shares and such redemption is not treated as if you had sold or exchanged your depositary shares in a taxable transaction, you generally would be taxed on the cash and the fair market value of the property you receive in the redemption in the manner described under “Distributions,” above.

You should consult your tax advisor to determine if a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, and if so, the allocation of your basis in the redeemed and remaining depositary shares.

Information reporting and backup withholding on U.S. holders. Certain U.S. holders may be subject to backup withholding with respect to the payment of dividends on the depositary shares and to certain payments of proceeds on the sale or redemption of the depositary shares unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the Internal Revenue Service (the “IRS”) in a timely manner. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.

Information returns will generally be filed with the IRS in connection with the payment of dividends on the depositary shares to certain U.S. holders and certain payments or proceeds to certain U.S. holders on the sale or redemption of the depositary shares.

Medicare Tax. A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder’s “net investment income” for the taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold amount (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include the holder’s dividend income and net gains from the disposition of depositary shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that is a passive activity with respect to the holder or consists of certain trading activities). If you are a U.S. holder who is an individual, estate, or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the depositary shares.

Non-U.S. Holders

The discussion in this section is addressed to non-U.S. holders of the depositary shares. For this purpose, a non-U.S. holder is a beneficial owner of depositary shares who is not a U.S. holder or a partnership.

Dividends. Generally, dividends paid to a non-U.S. holder with respect to the depositary shares will be subject to U.S. federal income and withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty (provided the non-U.S. holder furnishes the payor with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying that such holder is eligible for treaty benefits), unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if an applicable tax treaty so requires, are attributable to a U.S. permanent establishment maintained by the non-U.S. holder (and the non-U.S. holder provides the payor with a properly completed IRS Form W-8ECI). Dividends that are effectively connected with such trade or business (and, if an applicable tax treaty so requires, are attributable to a U.S. permanent establishment maintained by the non-U.S. holder) will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and, in the case of a non-U.S. holder which is a corporation, may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable tax treaty.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Dispositions and Redemptions. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or redemption (if such redemption is not treated as a dividend, as described above under “U.S. Holders—Redemptions”) of the depositary shares so long as:

•

the gain is not effectively connected with a U.S. trade or business of the non-U.S. holder (or if an applicable tax treaty so requires, the gain is not attributable to a U.S. permanent establishment maintained by such non-U.S. holder);

•

in the case of a nonresident alien individual, such non-U.S. holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition (or else the gain may be subject to tax if certain other conditions are met); and

•

we have not been a “U.S. real property holding corporation” for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of the depositary shares, or certain other conditions are met. We do not believe that we currently are a U.S. real property holding corporation or that we will become one in the future.

Information reporting and backup withholding on non-U.S. holders. Payments of dividends and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available by the IRS under the provisions of an applicable tax treaty or agreement to the taxing authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply to payments of dividends to a non-U.S. holder unless such non-U.S. holder furnishes to the payor an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying as to its non-U.S. status, or such non-U.S. holder otherwise establishes an exemption. Payment by a U.S. office of a broker of the proceeds of sale of the depositary shares is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that the holder is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E (or other applicable form), or otherwise establishes an exemption. Subject to certain limited exceptions, backup withholding and information reporting generally will not apply to the payment of proceeds from the sale of the depositary shares if such sale is effected through a foreign office of a broker.

FATCA. Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA,” generally impose a 30% withholding tax on dividend income and, after December 31, 2018, the gross proceeds from a disposition of depositary shares paid to certain foreign entities. Generally, if a foreign financial institution enters into an agreement with the IRS to collect and provide to the IRS substantial information regarding U.S. account holders of such institution, or if another exemption applies, then this withholding tax would not be applicable. Similarly, if a non-financial foreign entity provides the withholding agent with a certification identifying any substantial U.S. owners of the entity, or if another exemption applies, then this withholding tax generally would not be applicable.

If withholding is required under FATCA on a payment related to depositary shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) may be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of amounts withheld under FATCA. You should consult your tax advisors regarding the potential application and impact of these new requirements on your investment in depositary shares based on your particular circumstances.

UNDERWRITING

Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters. Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, each of the underwriters has severally and not jointly agreed to purchase from us, and we have agreed to sell to that underwriter, the number of depositary shares listed next to its name in the following table:

Name	Number of Depositary Shares
Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Wells Fargo Securities, LLC

Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the depositary shares offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the depositary shares offered by this prospectus supplement and the accompanying prospectus if any shares are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters have a 30-day option to purchase up to additional depositary shares, solely to cover over-allotments, if any.

We have agreed for a period from the date of this prospectus supplement through and including the date that is 30 days after the date hereof that we will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale, announce the offering or otherwise transfer or dispose of any of our securities that are substantially similar to the Series G Preferred Stock or the depositary shares, including any securities that are convertible into or exchangeable for, or that represent rights to receive, Series G Preferred Stock, depositary shares or substantially similar securities.

The underwriters propose to offer some of the depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the depositary shares to dealers at the public offering price less a concession not to exceed $         per depositary share sold to retail investors and $         per depositary share sold to institutional investors. The underwriters may allow, and such dealers may reallow, a concession not in excess of $         per depositary share sold to other retail investors. After the initial offering of the depositary shares to the public, the representatives may change the public offering price, concession and discount.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional depositary shares.

Underwriting Discount
	Without Exercise of Over-Allotment Option	With Exercise of Over-Allotment Option
Per depositary share(1)	$
Total	$

(1)	Reflects depositary shares sold to institutional investors (or depositary shares if the underwriters exercise in full their option to purchase additional depositary shares), for which the underwriters received an underwriting discount of $ per share, and depositary shares sold to retail investors (or depositary shares if the underwriters exercise in full their option to purchase additional depositary shares), for which the underwriters received an underwriting discount of $ per share.

The expenses of the offering, not including the underwriting discount, are estimated to be approximately $ and are payable by us.

Prior to this offering, there has been no public market for the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series G Preferred Stock except as represented by the depositary shares. We intend to apply to list the depositary shares on the NYSE under the symbol “STT PrG.” If the application is approved, we expect trading of the depositary shares on the NYSE to begin within the 30-day period after the initial delivery of the depositary shares.

In order to facilitate the offering of the depositary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the depositary shares. Specifically, the underwriters may sell more depositary shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of depositary shares available for purchase by the underwriters under the underwriters’ option to purchase additional shares described above. The underwriters can close out a covered short sale by exercising that option or purchasing the depositary shares in the open market. In determining the source of the depositary shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of the depositary shares compared to the price available under that option. The underwriters may also sell the depositary shares in excess of that option, creating a naked short position. The underwriters must close out any naked short position by purchasing the depositary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, the depositary shares in the open market to stabilize the price of the depositary shares. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the depositary shares in this offering if the syndicate repurchases previously distributed depositary shares to cover syndicate short positions or to stabilize the price of the depositary shares. These activities may raise or maintain the market price of the depositary shares above independent market levels or prevent or retard a decline in the market price of the depositary shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectus supplements by electronic means, such as email.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”). If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and certain of their respective affiliates have performed banking, investment banking, custodial and advisory services for us and our affiliates, from time to time, for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriters expect to deliver the depositary shares to purchasers on or about, 2016, which will be the fifth business day following the pricing of the depositary shares (such settlement cycle being herein referred to as “T + 5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on the date of pricing or the next business day will be required, by virtue of the fact that the depositary shares initially will settle T + 5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the depositary shares who wish to trade the depositary shares on the date of pricing of the depositary shares or the next business day should consult their own advisor.

Selling Restrictions

Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from, and including, the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of depositary shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the depositary shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from, and including, the Relevant Implementation Date, make an offer of depositary shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by State Street of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of depositary shares to the public” in relation to any depositary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe the depositary shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2010/73/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/ or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong

The depositary shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the depositary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the depositary shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the depositary shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any depositary shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Series G Preferred Stock and the depositary shares will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. The underwriters have been represented by Cravath, Swaine & Moore LLP.

EXPERTS

The consolidated financial statements of State Street Corporation appearing in State Street Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of State Street Corporation’s internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.statestreet.com. Our website is not a part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus supplement and accompanying prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed on April 6, 2015 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014; and

•	Current Reports on Form 8-K filed on January 22, 2016, January 27, 2016, March 10, 2016 and March 30, 2016, and Current Report on Form 8-K/A filed on March 15, 2016.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

State Street Corporation

One Lincoln Street

Boston, Massachusetts 02111

Telephone: (617) 786-3000

Attn: Corporate Secretary

PROSPECTUS

State Street Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Units

Warrants

State Street Capital Trust V

State Street Capital Trust VI

Capital Securities

Guaranteed by State Street Corporation

We may issue debt securities, preferred stock, depositary shares, common stock, purchase contracts, units and warrants, and we or any selling security holders may offer and sell these securities from time to time in one or more offerings.

Each of State Street Capital Trust V and State Street Capital Trust VI (each, a “trust” and together, the “trusts”) are Delaware statutory trusts. Each trust may from time to time:

•	sell capital securities representing undivided beneficial interests in the trust to the public;

•	sell common securities representing undivided beneficial interests in the trust to State Street Corporation;

•	use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of State Street Corporation; and

•	distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the capital and common securities.

State Street Corporation will guarantee the payment by the trusts of the capital securities based on obligations discussed in an applicable supplement to this prospectus. This is called the capital securities guarantee.

This prospectus describes general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We and any selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “STT.”

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement and elsewhere in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities, including Item 1A—Risk Factors beginning on page 16 of our Annual Report on Form 10-K for the year ended December 31, 2013.

These securities are not deposits or other obligations of a bank and, unless the applicable prospectus supplement so indicates, are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal agency.

Our principal executive offices are located at One Lincoln Street, Boston, Massachusetts 02111 and our telephone number is (617) 786-3000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 18, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we or the selling securityholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: debt securities, preferred stock, depositary shares, common stock, purchase contracts, units and warrants. Each trust may from time to time sell capital securities, sell common securities, use proceeds to buy junior subordinated debentures of State Street Corporation, and distribute cash payments received on junior subordinated debentures to holders of capital and common securities. State Street Corporation may issue capital securities guarantees in connection with the capital securities.

This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 3 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The terms “State Street,” “we,” “our,” “ours” and “us” refer to State Street Corporation, which is a financial holding company headquartered in Boston, Massachusetts, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “State Street Bank” mean State Street Bank and Trust Company, which is our principal banking subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.statestreet.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those documents. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-07511) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the year ended December 31, 2013;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed on April 3, 2014 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2013;

•	Current Reports on Form 8-K filed on March 3, 2014; March 4, 2014; March 18, 2014; March 31, 2014; April 25, 2014; May 16, 2014; May 20, 2014 and October 28, 2014; and

•	Registration Statement on Form 8-A (relating to our common stock) filed on January 18, 1995, updated on March 7, 1995 and including any amendment or report filed to update such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

State Street Corporation

One Lincoln Street

Boston, Massachusetts 02111

Telephone: (617) 786-3000

Attn: Corporate Secretary

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein, and other public statements we may make, contain statements that are considered “forward-looking statements” within the meaning of U.S. securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, financial portfolio performance, dividend and stock purchase programs, market growth, acquisitions, joint ventures and divestitures, new technologies, services and opportunities, and expected outcomes of legal proceedings, as well as regarding industry, regulatory, economic and market trends, initiatives and developments, the business environment and other matters that do not relate strictly to historical facts. Terminology such as “plan,” “expect,” “intend,” “objective,” “forecast,” “outlook,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms, are intended to identify forward-looking statements, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based cannot be foreseen with certainty and include, but are not limited to:

•

the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions;

•

increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets;

•	the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients;

•	the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;

•

the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income;

•	our ability to attract deposits and other low-cost, short-term funding, and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile;

•

the manner and timing with which the Federal Reserve and other U.S. and non-U.S. regulators implement the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), changes to the Basel III capital framework and European legislation, such as the Alternative Investment Fund Managers Directive and the Undertakings for Collective Investment in Transferable Securities Directives, with respect to the levels of regulatory capital we must maintain, our credit exposure to third parties, margin requirements applicable to derivatives, banking and financial activities and other regulatory initiatives in the U.S. and internationally, including regulatory developments that result in changes to our structure or operating model, increased costs or other changes to how we provide services;

•	the impact of evolving and increasing regulatory compliance requirements and expectations;

•

adverse changes in the regulatory capital ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III capital and liquidity standards, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period;

•

increasing requirements to obtain the prior approval of the Federal Reserve or our other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or programs, including acquisitions, dividends and equity purchases, without which our growth plans, distributions to shareholders, equity purchase programs or other capital initiatives may be restricted;

•

changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs;

•	financial market disruptions or economic recession, whether in the U.S., Europe, Asia or other regions;

•	our ability to promote a strong culture of risk management, operating controls, compliance oversight and governance that meet our expectations and those of our clients and our regulators;

•	the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or proceedings;

•

delays or difficulties in the execution of our previously announced Business Operations and Information Technology Transformation program, which could lead to changes in our estimates of the charges, expenses or savings associated with the planned program and may cause volatility of our earnings;

•	the potential for losses arising from our investments in sponsored investment funds;

•

the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools;

•	our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products;

•	the credit agency ratings of our debt and depository obligations and investor and client perceptions of our financial strength;

•	adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm;

•

our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented;

•

dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems and their effective operation both independently and with external systems, and complexities and costs of protecting the security of our systems and data;

•	our ability to grow revenue, control expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements;

•

changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty;

•	changes or potential changes in how and in what amounts clients compensate us for our services, and the mix of services provided by us that clients choose;

•

our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions;

•

the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators;

•

our ability to recognize emerging needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk;

•	changes in accounting standards and practices; and

•	changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed in this section and elsewhere in this prospectus and documents incorporated herein by reference or disclosed in our other SEC filings, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2013. Forward-looking statements in this prospectus and the documents incorporated herein by reference should not be relied on as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC. Unless specifically required by law, we undertake no obligation to revise our forward-looking statements after the time they are made. The factors discussed above are not intended to be a complete statement of all risks and uncertainties that may affect our businesses. We cannot anticipate all developments that may adversely affect our business or operations or our consolidated results of operations or financial condition.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis on which investors evaluate State Street. Any investor in State Street should consider all risks and uncertainties disclosed in our SEC filings, described above under “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov or on the “Investor Relations” section of our corporate website at www.statestreet.com. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

STATE STREET CORPORATION

State Street Corporation is a financial holding company organized in 1969 under the laws of the Commonwealth of Massachusetts. Through our subsidiaries, including our principal banking subsidiary, State Street Bank and Trust Company, or State Street Bank, we provide a broad range of financial products and services to institutional investors worldwide. As of September 30, 2014, we had consolidated total assets of $274.81 billion, consolidated total deposits of $207.97 billion, consolidated total shareholders’ equity of $21.16 billion and 29,510 employees. We operate in more than 100 geographic markets worldwide, including the United States, Canada, Europe, the Middle East and Asia.

We are a leader in providing financial services and products to meet the needs of institutional investors worldwide, with $28.47 trillion of assets under custody and administration and $2.42 trillion of assets under management as of September 30, 2014. Our clients include mutual funds, collective investment funds and other investment pools, corporate and public retirement plans, insurance companies, foundations, endowments and investment managers. We have two lines of business: investment servicing and investment management.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “STT”. Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111, and our telephone number is (617) 786-3000.

RATIOS OF EARNINGS TO FIXED CHARGES

STATE STREET CORPORATION

The following table sets forth our consolidated ratios of adjusted earnings to fixed charges and our consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends for each of the years and interim period indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Nine Months Ended September 30,	Years Ended December 31,
	2014	2013	2012	2011	2010	2009
Consolidated ratios of adjusted earnings to fixed charges:
Excluding interest on deposits:	8.73 x	8.36 x	8.44 x	6.57 x	4.39 x	5.23 x
Including interest on deposits:	7.07 x	6.87 x	6.13 x	4.77 x	3.54 x	4.20 x
Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends:
Excluding interest on deposits:	7.15 x	7.67 x	7.63 x	6.21 x	4.39 x	3.81 x
Including interest on deposits:	6.03 x	6.41 x	5.72 x	4.59 x	3.54 x	3.28 x

For purposes of calculating the consolidated ratios of adjusted earnings to fixed charges presented above, adjusted earnings consist of consolidated pre-tax income from continuing operations, as reported, our share of pre-tax income (loss) of unconsolidated entities and fixed charges. Fixed charges, excluding interest on deposits, include interest on short-term borrowings, interest on long-term debt, including amortization of debt issuance costs, and the portion of long-term leases representative of the interest factor. Fixed charges, including interest on deposits, include interest on short-term borrowings and deposits, interest on long-term debt, including amortization of debt issuance costs, and the portion of long-term leases representative of the interest factor.

For purposes of calculating the consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends presented above, adjusted earnings consist of consolidated pre-tax income from continuing operations, as reported, our share of pre-tax income (loss) of unconsolidated entities and fixed charges. Fixed charges and preferred stock dividends, excluding interest on deposits, include interest on short-term borrowings, interest on long-term debt, including amortization of debt issuance costs, the portion of long-term leases representative of the interest factor, and pre-tax preferred stock dividends and related adjustments. Fixed charges and preferred stock dividends, including interest on deposits, include interest on short-term borrowings and deposits, interest on long-term debt, including amortization of debt issuance costs, the portion of long-term leases representative of the interest factor, and pre-tax preferred stock dividends and related adjustments. Pre-tax preferred stock dividends and related adjustments were calculated using income tax rates for the applicable year.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and satisfaction of other obligations. We may temporarily invest the net proceeds or use them to repay short-term debt until they are used for their stated purpose. We will not receive any of the proceeds from the sale of securities covered by this prospectus that are sold by any selling securityholder.

DESCRIPTION OF DEBT SECURITIES

Our senior debt securities will be issued under an indenture dated as of October 31, 2014, as amended or supplemented from time to time, between us and U.S. Bank National Association, as senior trustee, which we refer to as the senior indenture. The subordinated debt securities will be issued under an indenture dated as of October 31, 2014, as amended or supplemented from time to time, between us and Wells Fargo Bank, National Association, as subordinated trustee, which we refer to as the subordinated indenture. Each indenture is incorporated by reference as an exhibit to the registration statement that contains this prospectus. For purposes of this section, references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

The following summaries of the material terms of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the respective indentures, including the definitions of terms. The following summaries describe the general terms and provisions of the debt securities to be offered by prospectus supplement. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to such offered securities.

The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of State Street. The subordinated debt securities will be unsecured and will be subordinated to all existing and future senior indebtedness as described under “Subordinated Debt Securities—Subordination” beginning on page 17. We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as our creditors from such distribution) is junior to the rights of creditors of that subsidiary. In addition, dividends, loans and advances from certain of our banking subsidiaries, including State Street Bank, to us and our non-banking subsidiaries are restricted by law.

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. We also may, from time to time, incur additional indebtedness that is senior to the debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities that may be issued by us or our subsidiaries, including indebtedness that may rank senior to the debt securities.

We may issue debt securities upon the satisfaction of conditions contained in the indentures. The applicable prospectus supplement will include the terms of each series of debt securities being offered, including:

•	the title of the debt securities of the series (which shall distinguish the debt securities of the series from Securities of any other series);

•	any limit upon the aggregate principal amount of the debt securities that may be issued under the applicable indenture;

•	the Person to whom any interest shall be payable;

•	the date or dates on which the principal of any debt security of a series is payable;

•

the rate or rates at which any debt securities shall bear interest, if any, the date or dates from which any such interest shall accrue, the dates on which any such interest shall be payable and the record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on any debt securities of the series shall be payable;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at the option of State Street;

•	the obligation to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities of the series shall be issuable;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

•

if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series shall be payable;

•

if any debt securities of the series is to be payable, at our election or at the election of the registered holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such debt securities as to which such election is made shall be payable;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	the manner in which the amount that shall be deemed to be the principal amount of the debt securities on or prior to the maturity date shall be determined;

•	whether the debt securities (in whole or any specified part thereof) are to be defeasable, and the manner in which the election to defease the debt securities shall be evidenced;

•	whether the debt securities are to be issued in global form;

•

any additional or different events of default that apply to the debt securities of the series and any change in the rights of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	any additional or different covenants that apply to the debt securities of the series; and

•	any other terms of the debt securities of that series.

We may issue debt securities under the indentures upon the exercise of warrants to purchase debt securities. Please see “Description of Warrants.” Nothing in the indentures or in the terms of the debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Debt securities may be issued as original issue discount securities that bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. In the event that the maturity of any original issue discount security is accelerated, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such security and the relevant indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

In the event any sinking fund is established for the retirement of debt securities of any series, we may satisfy all or any part of the sinking fund payments with debt securities of such series under certain circumstances and to the extent provided for by the terms of such debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring or other highly leveraged transaction.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue each series of debt securities in registered form only, without coupons and in denominations of $1,000 or integral multiples thereof. Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the office or agency of State Street maintained for such purpose.

No service charge will be made for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities to the holders of record at the office or agency of State Street maintained for such purpose. However, at our option, we may pay any interest by check mailed to the holders of record of registered debt securities at their registered addresses.

Events of Default

The following are “events of default” under the senior indenture and “defaults” under the subordinated indenture with respect to any series of debt securities:

•	default in the payment of any interest when due, which continues for 30 days;

•	default in the payment of any principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•

default in the performance of any other obligation contained in the senior indenture for the benefit of debt securities of that series, which continues for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in outstanding principal amount of the series;

•	specified events in bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

If an event of default under the senior indenture occurs and is continuing for any series of senior debt securities, other than an event of default resulting from a voluntary bankruptcy, insolvency or reorganization of State Street or State Street Bank, the senior trustee or the holders of at least 25% in aggregate principal amount or issue price of the outstanding securities of that series may declare the principal amount of all the securities of that series, or any lesser amount provided for in the debt securities of that series, to be due and payable or deliverable immediately. The senior debt securities will automatically be accelerated upon the occurrence of an event of default resulting from a voluntary bankruptcy, insolvency or reorganization of State Street or State Street Bank. At any time after the senior trustee or the holders have accelerated any series of debt securities, but before the senior trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount or issue price of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration and any event of default giving rise to such declaration shall not be deemed to have occurred.

In the case of a default in the payment of interest or principal, or premium, if any, State Street will be required, upon the demand of the trustee, to pay to it, for the benefit of the holders of the senior debt securities, the whole amount then due and payable on such senior debt securities for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate or rates prescribed in such senior debt securities.

In the case of any event of default with respect to the senior debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the senior debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any such covenant or agreement or in aid of the exercise of any power granted in the senior indenture, or to enforce any other proper remedy.

Under the subordinated indenture, an event of default is limited to certain events involving the bankruptcy, insolvency or reorganization of State Street. The subordinated debt securities will automatically be accelerated upon the occurrence of an “event of default” resulting from a voluntary bankruptcy, insolvency or reorganization of State Street. In the case of a default (which, for clarity is different than an event of default for the subordinated debt securities) in the payment of interest or principal, or premium, if any, State Street will be required, upon the demand of the trustee, to pay to it, for the benefit of the holders of the subordinated debt securities, the whole amount then due and payable on such subordinated debt securities for principal, including any sinking fund payment or analogous obligations, and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate or rates prescribed in such subordinated debt securities. In the case of any default with respect to the subordinated debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the subordinated debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any such covenant or in aid of the exercise of any power granted in the subordinated indenture, or to enforce any other proper remedy.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount or issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any such direction is not in conflict with any rule of law or the indenture and the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

No holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, unless:

•	that holder previously gives to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% in aggregate principal amount or issue price of the outstanding debt securities of that series also shall have offered the trustee reasonable indemnity and made written request to the trustee to institute such proceeding as trustee;

•	the trustee shall not have received from the holders of a majority in principal amount or issue price of the outstanding debt securities of that series a direction inconsistent with such request; and

•	the trustee shall have failed to institute such proceeding within 60 days.

However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment under that debt security.

We are required to furnish to the trustees annually a statement as to the performance of our obligations under the indentures and as to any default in such performance.

Modification and Waiver

Each indenture may be modified and amended by us and the applicable trustee with the consent of holders of at least a majority in principal amount or issue price of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

•	change the stated maturity date of the principal or any installment of principal or interest on, any debt security;

•	reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of, any debt security;

•

reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•

reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default.

From time to time we and the applicable trustee may, without the consent of the holders of the debt securities, waive or supplement each indenture for specified purposes, including, among other things:

•	evidencing the succession of another person to State Street;

•	adding to the covenants of State Street for the benefit of the holders of all or any series of debt securities or surrendering any right or power conferred on State Street in the indentures;

•

adding any additional events of default for the benefit of the holders of all or any series of debt securities and, under the subordinated indenture, adding additional defaults for the benefit of all or any series of subordinated debt securities;

•

adding or changing any provisions to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in certificated, uncertificated or global form;

•

adding to, changing or eliminating any of the provisions of the indentures, provided that any such addition, change or elimination shall not apply to any outstanding debt securities nor modify the rights of any holder of any such outstanding debt securities, or shall become effective only when there is no debt security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	securing the debt securities of any series or provide for guarantees of the debt securities of any series;

•	establishing the form or terms of debt securities of any series;

•

evidencing and providing for the acceptance of appointment under the indentures by a successor trustee with respect to the debt securities of one or more series and adding to or changing any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee;

•

curing an ambiguity, correcting or supplementing any provision of the indenture which may be defective or inconsistent with any other provision thereof, or making any other provisions with respect to matters or questions arising under the indenture, not adversely affecting the interests of the holders of record of debt securities of any series in any material respect; and

•

conforming the text of the applicable indenture or the debt securities of any series to any provision of this section entitled “—Description of Debt Securities” or any similarly captioned section in this prospectus, as supplemented by any applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, partnership, trust company or trust, and we may convey, transfer or lease all or substantially all of our assets to any corporation, partnership, trust company or trust, provided that:

•

the resulting corporation, partnership, trust company or trust, if other than us, is organized and existing under the laws of the United States or any U.S. state and assumes all of our obligations on the debt securities under the indentures;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of us or any subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no default, and no event which, after notice or lapse of time or both, would become a default, shall have happened and be continuing under the subordinated indenture;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of us or any subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing under the senior indenture; and

•	specified other conditions are met.

Regarding the Trustees

U.S. Bank National Association is the trustee under the senior indenture. Wells Fargo Bank, National Association is the trustee under the subordinated indenture. We and certain of our subsidiaries, including State Street Bank, maintain banking relations with the trustees in the ordinary course of business.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Such debt securities may be issued in bearer form and will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

Offerings of debt securities to be issued or sold outside the United States may be subject to certain selling restrictions that will be described in the applicable prospectus supplement. These debt securities may be listed on one or more foreign stock exchanges as described in the applicable prospectus supplement. Special United States tax and other considerations, if any, applicable to an offering outside the United States will be described in the applicable prospectus supplement.

Limitation Upon Disposition of Voting Stock of State Street Bank

The senior indenture prohibits us and any of our subsidiary of ours that owns voting stock in State Street Bank, so long as any of the senior debt securities are outstanding, from selling or otherwise disposing of, or granting a security interest in or permitting the issuance of, any voting stock or any security convertible or exercisable into voting stock of State Street Bank or any of our subsidiaries that owns voting stock, or any security convertible or exercisable into voting stock, of State Street Bank, except in each case, to us or to one or more of our wholly-owned U.S. subsidiaries, referred to as our intermediate subsidiaries.

This restriction does not apply to dispositions made by us or any subsidiary:

•	if such disposition or issuance is for fair market value as determined by our board of directors; and

•

if after giving effect to such disposition or issuance and any potential dilution, we (directly or indirectly through one or more subsidiaries or intermediate subsidiaries) will own in the aggregate at least 80% of the voting stock of State Street Bank.

In addition, the restriction does not apply to:

•	mergers between us and State Street Bank, or any other corporations, subject to merger limitations in the senior indenture; or

•

mergers between State Street Bank and any other U.S. corporation so long as (i) we (directly or indirectly through one or more subsidiaries or intermediate subsidiaries) will own in the aggregate at least 80% of the voting stock of the resulting entity and (ii) no event of default and no event which, after notice or lapse of time or both, would become an event of default.

The subordinated indenture does not contain a similar restriction on our ability to engage in or permit such transactions to occur.

Defeasance

If the prospectus supplement relating to the debt securities of a series so specifies, we may, at our option and at any time, elect to have all of the obligations discharged with respect to the outstanding debt securities of a particular series, except for:

•	the rights of holders of debt securities to receive payments of principal and interest from the trust referred to below when those payments are due;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities; registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities; the maintenance of an office or agency for payment; and money for payments with respect to the debt securities being held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the provisions of the indenture relating to such a discharge of obligations.

A discharge of this type is referred to as “legal defeasance.”

In addition, other than our covenant to pay the amounts due and owing with respect to the debt securities of a particular series, we may elect to have our obligations as the issuer of debt securities of any series released with respect to covenants relating to the debt securities of such series. Thereafter, any failure to comply with those obligations will not constitute a default or event of default with respect to the debt securities of such series. If such a release of our covenants occurs, our failure to perform or a breach of the covenants or warranties defeased will no longer constitute an event of default with respect to those debt securities. A discharge of this type is referred to as “covenant defeasance.”

To exercise either a legal defeasance or a covenant defeasance, certain conditions must be met, including, among other things:

•

we shall have deposited irrevocably with the trustee as trust funds in trust, in each case, in an amount, in U.S. dollars or U.S. government obligations, which through the payment of interest, principal and premium, if any, in respect thereof in accordance with their terms, will provide an amount sufficient to pay the entire amount of the debt securities;

•

an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination;

•	no event of default under the senior indenture or default under the subordinated indenture may exist or be caused by the defeasance; and

•	the defeasance shall not cause an event of default under any of our other agreements or instruments.

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities.

Subordination

The subordinated debt securities will be subordinated in right of payment to all senior indebtedness (as defined below). In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, all senior indebtedness will have to be repaid before any payment can be made on the subordinated debt securities.

In addition, during the continuance of any default in the payment of principal, premium or interest on senior indebtedness, no payment may be made on the subordinated debt securities if notice of such default has been given and certain judicial proceedings commenced or if judicial proceedings are pending in respect of such default.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover proportionately less than holders of senior indebtedness and may recover proportionately more than holders of the subordinated debt securities.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, senior indebtedness is defined in the subordinated indenture as the principal of, premium, if any, and interest on:

•	indebtedness of ours for money borrowed;

•	similar obligations of ours arising from off-balance sheet guarantees and direct credit substitutes;

•

all obligations of ours for claims in respect of derivative products such as interest rate and foreign exchange contracts, commodities contracts and similar arrangements (and for purposes of this definition, “claim” shall have the meaning assigned thereto in Section 101(4) of the Bankruptcy Code of 1978, as amended and in effect on the date of this prospectus); and

•	any deferrals, renewals or extensions of any senior indebtedness in each case, whether outstanding on the date of this prospectus or thereafter created, assumed or incurred, provided that in each case senior indebtedness shall not include (a) the subordinated debt securities; (b) our 3.10% Senior Subordinated Notes Due 2023; and (c) such other indebtedness of ours as is by its terms expressly stated not to be senior in right of payment to, or to rank pari passu with, the subordinated debt securities or the other securities referred to in clause (b).

The term “indebtedness for money borrowed” means any obligation of ours, or any obligation guaranteed by, us for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

The subordinated indenture does not limit or prohibit the incurrence by us or any of our subsidiaries, including State Street Bank, of additional senior indebtedness or other financial obligations, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations.

The subordinated debt securities shall rank equal in right of payment with each other.

The prospectus supplement may further describe or alter the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Both indentures are, and the senior debt securities and subordinated debt securities will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE CAPITAL SECURITIES, THE JUNIOR SUBORDINATED

DEBENTURES AND THE CAPITAL SECURITIES GUARANTEES

We will describe the terms of any capital securities, junior subordinated debentures and capital securities guarantees and any related obligations in the prospectus supplement relating to the offering of those securities.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms and provisions of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our Restated Articles of Organization, as amended, and the certificate of designation which will be filed with the SEC in connection with the offering of a particular series of preferred stock.

General

Our articles of organization permit our board of directors to authorize the issuance of up to 3,500,000 shares of preferred stock, without par value, in one or more series, without shareholder action. Of such number of shares of preferred stock, 5,001 shares have been designated as Non-Cumulative Perpetual Preferred Stock, Series A, or the series A preferred stock, 20,000 shares have been designated as Fixed Rate Cumulative Preferred Stock, Series B, or the series B preferred stock, 5,000 shares have been designated as Non-Cumulative Perpetual Preferred Stock, Series C, or the series C preferred stock and 7,500 shares have been designated as Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, or the series D preferred stock. The board of directors can determine the rights, preferences and limitations of each series. Therefore, without shareholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. 5,000 shares of our series C preferred stock and 7,500 shares of our series D preferred stock were outstanding as of September 30, 2014. We redeemed 20,000 shares of our series B preferred stock in 2009 and 5,001 shares of our series A preferred stock in 2012, and therefore none of our preferred stock other than the series C preferred stock and series D preferred stock is outstanding as of September 30, 2014.

The preferred stock will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or to discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further shareholder action.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Our series C preferred stock and series D preferred stock have, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, winding up or dissolution. In particular, unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to the priority of the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, rank:

•

senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Unless the terms of any preferred stock specifically provide that it will rank junior or senior to our series C preferred stock or our series D preferred stock, the series C preferred stock and series D preferred stock will be parity securities with respect to such preferred stock. The consent of at least two-thirds of the outstanding shares of each of our series C preferred stock and the series D preferred stock voting separately as separate classes is required for us to authorize any class or series of capital stock that would rank senior to such series of preferred stock with respect to the payment of dividends or the distribution of assets on our liquidation, winding up or dissolution.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or non-cumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of non-cumulative preferred stock, then the holders of that non-cumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock (i) in the case of a series of preferred stock with cumulative dividend rights, for all dividend periods (ii) in the case of the series C preferred stock, for the then current dividend period and (iii) in the case of the series D preferred stock, and any other series of preferred stock without cumulative dividend rights, for the then most recently completed dividend period.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock, including any parity securities, will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of any series of preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option with prior Federal Reserve Board approval. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Under current regulations, bank holding companies generally may not exercise any option to redeem shares of preferred stock included as Tier 1 capital without the prior approval of the Federal Reserve Board.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as set forth below or as otherwise required by law or in our articles of organization.

In addition, if the dividends on the series C preferred stock and series D preferred stock, or any preferred stock designated as ranking equally with the series C preferred stock and series D preferred stock as to the payment of dividends (whether non-cumulative or cumulative) and with like voting rights, referred to as voting parity securities, have not been paid,

•

in the case of the series C preferred stock and series D preferred stock and voting parity securities bearing non-cumulative dividends, equal to at least six quarterly dividends (whether or not consecutive), or

•	in the case of voting parity securities bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods (whether or not consecutive),

then the authorized number of directors then constituting our board of directors will be increased by two. Holders of the series C preferred stock and series D preferred stock, together with the holders of voting parity securities, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. The election of any preferred stock director is also subject to the qualification that at no time shall our board of directors include more than two preferred stock directors (including all directors that holders of any series of voting parity securities are entitled to elect pursuant to like voting rights). In the event the holders of the series C preferred stock and series D preferred stock and the holders of voting parity securities are entitled to elect preferred stock directors, such directors shall be initially elected following a nonpayment event described above only at a special meeting called at the request of the holders of series C preferred stock and series D preferred stock and each other series of voting parity securities then outstanding (unless the request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which event the election shall be held only at such next annual or special meeting of shareholders), and at each subsequent annual meeting of shareholders. When dividends have been paid in full on the series C preferred stock and series D preferred stock and any non-cumulative voting parity securities for dividend periods, whether or not consecutive, equivalent to at least one year after a nonpayment event and all dividends on any cumulative voting parity securities have been paid in full, then the right of the holders of the series C preferred stock and series D preferred stock to elect the preferred stock directors shall cease (subject to revesting of such voting rights in the case of any future nonpayment event). Upon the termination of these rights of the holders of preferred stock and voting parity securities to vote for preferred stock directors, the terms of office of the preferred stock directors shall forthwith terminate and the number of authorized directors of State Street will be reduced by the number of preferred stock directors that the holders of preferred stock and voting parity securities had been entitled to elect.

Under regulations adopted by the Federal Reserve Board, if the holders of one or more series of preferred stock are or become entitled to vote for the election of directors, such series entitled to vote for the same director(s) will be deemed a class of voting securities and a company holding 25% or more of the series, or 5% or more if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, if the series is/are deemed to be a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve Board under the BHC Act to acquire or retain more than 5% of that series.

Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series. While we do not believe the preferred stock are considered “voting securities” currently, holders of the preferred stock should consult their own counsel with regard to regulatory implications. A holder or group of holders may also be deemed to control us if they own more than one-third of our total equity, both voting and non-voting, aggregating all shares held by the holders across all classes of stock.

Exchangeability

The holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Transfer Agent and Registrar

Unless otherwise indicated in the applicable prospectus supplement, American Stock Transfer & Trust Company, LLC will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our articles of organization and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of State Street, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF COMMON STOCK

General

We have 750,000,000 shares of authorized common stock, $1.00 par value per share, of which 419,931,585 shares were outstanding as of September 30, 2014.

Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and the preferences of the series C preferred stock and series D preferred stock and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding classes and series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods. Our ability to declare and pay dividends on our common stock is subject to certain restrictions. See “Business—Supervision and Regulation—Capital Planning, Stress Tests and Dividends” in our most recently filed Annual Report on Form 10-K. We generally are not permitted to purchase shares of our common stock unless full dividends are paid (or declared, with funds set aside for payment) on all outstanding shares of preferred stock.

Our series C preferred stock and series D preferred stock have, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, winding up or dissolution. Our preferred stock also has such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize. See “Description of Preferred Stock.” Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the New York Stock Exchange. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act. Chapter 167A of the General Laws of Massachusetts requires any “bank holding company,” as defined in Chapter 167A, to obtain prior approval of the board of bank incorporation before (i) acquiring 5% or more of our common stock, (ii) acquiring all or substantially all of our assets or (iii) merging or consolidating with us.

DESCRIPTION OF PURCHASE CONTRACTS AND UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of one or more purchase contracts and beneficial interests in:

•	debt securities of State Street Corporation or an entity unaffiliated with State Street Corporation;

•	capital securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries; or

•

any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants.

The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any preferred stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, unit and warrant, and each capital security of the trusts will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless otherwise specified, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, units or warrants, or capital securities of the trusts represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, depositary shares, purchase contracts, units and warrants, and capital securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

Any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, unit agreement, trust agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, unit agreement, trust agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal or premium, if any, and interest payments on debt securities and capital securities, and any payments to holders with respect to depositary shares, warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of State Street, the trustees, any warrant agent, unit agent or any other agent of State Street, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based on directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We and the selling security holders may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling securityholders, indicate the nature of any relationship such holders have had with us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such securityholder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling securityholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933 and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling securityholder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling securityholder against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us or any selling securityholder in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us and/or the selling securityholders or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Securities and Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the applicable trust agreement and the creation of each trust will be passed upon for State Street and for the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to State Street and the trusts. Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements of State Street Corporation appearing in State Street Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of State Street Corporation’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of State Street Corporation for the three-month periods ended March 31, 2014 and March 31, 2013, for the three and six-month periods ended June 30, 2014 and June 30, 2013, and for the three and nine-month periods ended September 30, 2014 and September 30, 2013, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 9, 2014, August 8, 2014 and November 7, 2014, included in State Street Corporation’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, respectively, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their reports on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

State Street Corporation

Depositary Shares Each

Representing a 1/4,000th

Ownership Interest in a

Share of Fixed-to-

Floating Rate Non-

Cumulative Perpetual

Preferred Stock, Series G

Prospectus Supplement

                , 2016

Joint Book-Running Managers

Morgan Stanley

BofA Merrill Lynch

UBS Investment Bank

Wells Fargo Securities